UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 2, 2008 (October 2, 2008)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 2, 2008, Rite Aid Corporation (the "Company") provided the following information as part of an investor presentation by management.  The Company stated that as of August 30, 2008, $1,013.0 million was outstanding under the Company's senior secured revolving credit facility, and as of such date, the Company had additional available borrowing capacity of approximately $549 million under the revolving credit facility.  As of August 30, 2008, the Company had lease financing obligations outstanding of $225.7 million.  The Company also stated that it had capital expenditures of approximately $178.5 million and proceeds from sale and leaseback transactions of approximately $94.1 million in the thirteen weeks ended August 30, 2008. These capital expenditures included $56.1 million of integration-related capital expenditures and $25.3 million of prescription file buys.  In addition, the Company stated that for the thirteen weeks ended August 30, 2008, the Company had private label penetration of 11.6% of front-end sales and generic drug penetration of 66.9% of prescription sales at its Brooks Eckerd stores.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 2, 2008	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President, General Counsel and Secretary